UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2007

Alliance HealthCard, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number

0001087216

GEORGIA	58-2445301
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3500 Parkway Lane, Suite 720, Norcross, GA 30092

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (770) 734-9255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 9.01.	Financial Statements and Exhibits

(a)	Pro Forma Financial Information

The unaudited pro forma financial statements filed as Exhibit 99.1 and incorporated herein by this reference give effect to the merger consummated on February 28, 2007 among Alliance HealthCard, Inc. (the “Registrant”) by and among the Registrant; AHC – Benefit Marketing Acquisition, Inc., an Oklahoma corporation and a wholly-owned subsidiary of the Registrant (“Merger Sub”); BMS Holding Company, Inc., an Oklahoma corporation (“BMS”); the subsidiaries of BMS; and the stockholders of BMS (the “BMS Stockholders”). The Registrant previously filed a copy of the Merger Agreement as an exhibit to its Current Report on Form 8-K dated January 3, 2007. In connection with the Merger, BMS merged with and into Merger Sub, with Merger Sub continuing as the surviving entity as a wholly-owned subsidiary of the Registrant. The unaudited pro forma balance sheets are based on the historical balance sheets of the Registrant and Merger Sub, with Merger Sub consisting of Benefit Marketing Solutions, L.L.C. and BMS Insurance Agency, L.L.C. The unaudited pro forma statements of operations are based on the historical statement of operations of the Company and Merger Sub.

The unaudited pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the merger had been consummated as of the beginning of the period presented, nor are they necessarily indicative of future operating results or financial position of the Company.

(b)	Exhibits

99.1	Unaudited Pro Forma Consolidated Condensed Financial Statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance HealthCard, Inc.

Date: March 30, 2007	/s/ Rita W. McKeown
Rita W. McKeown
Chief Financial Officer